UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2025
Commission File Number: 001-38465
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DOCUSIGN, INC.
(Exact name of registrant as specified in its charter)
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Delaware			91-2183967
(State or Other Jurisdiction of Incorporation)			(I.R.S. Employer Identification Number)

221 Main St.	Suite 1550	San Francisco	California	94105
(Address of Principal Executive Offices)				(Zip Code)

(415) 489-4940
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DOCU	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amended and Restated Severance and Change in Control Agreements

On January 15, 2025, the Compensation and Leadership Development Committee of the Board of Directors of Docusign, Inc. (the “Company”) approved the amendment and restatement of the Company’s existing Executive Severance and Change in Control Agreements, as amended from time to time (the “Existing Executive Severance Agreements”, and, as restated, the “Restated Executive Severance Agreements”) with each of Blake Grayson, Chief Financial Officer; Robert Chatwani, President and General Manager, Growth; and James Shaughnessy, Chief Legal Officer (each a “Covered Officer”). The Restated Executive Severance Agreements were approved to make permanent the terms of a prior amendment that added certain enhancements in the event of certain qualifying terminations of employment (which enhancement otherwise expired on December 31, 2024). A summary of the prior amendment to the Executive Severance Agreements can be found in the Company’s Current Report on Form 8-K, as filed with the Securities Exchange Commission (the “SEC”) on January 16, 2024.

The Restated Executive Severance Agreements are not employment contracts and do not specify an employment term, compensation level or other terms and conditions of employment. The Restated Executive Severance Agreements provide for certain severance benefits to each Covered Officer in the event that his employment is terminated under specified circumstances (as set forth in the Restated Executive Severance Agreements), subject to the Covered Officer satisfying certain conditions, including the delivery of a release of all claims in favor of the Company. The Restated Executive Severance Agreements are effective as of the date executed and will amend and restate each Covered Officer’s Existing Executive Severance Agreement.

Qualifying Termination - Outside of Change in Control Period

If a Covered Officer experiences either a termination without “Cause” or a resignation for “Good Reason” (each, as defined in the Restated Executive Severance Agreements, and either referred to as a “Qualifying Termination”) outside of the time period commencing 90 days prior to and ending 12 months after a change in control (the “Change in Control Period” or “CIC Period”), the Company shall provide the Covered Officer with a payment equal to a number of months of base salary plus the target bonus percentage for the year in which the Qualifying Termination occurs, a number of months of COBRA coverage and a number of months of vesting acceleration of then-outstanding time-based equity awards, each as described in the table below.

	Salary (# of Mos.)	Bonus (%)	COBRA (# of Mos.)	Equity Acceleration* (# of Mos.)
Blake Grayson, Chief Financial Officer	12	100%	12	12
Robert Chatwani, President & General Manager, Growth	12	100%	12	12
James Shaughnessy, Chief Legal Officer	12	100%	12	12
*The Covered Officer’s then-outstanding equity compensation awards that vest only upon satisfaction of performance criteria (or “PSUs”) shall vest to the extent provided in the agreement(s) governing such award(s).

Qualifying Termination - During Change in Control Period

If a Covered Officer experiences a Qualifying Termination during the Change in Control Period, the Company shall provide the Covered Officer with a payment equal to a number of months of base salary plus the target bonus percentage for the year in which the Qualifying Termination occurs, a number of months of COBRA coverage and a number of months of vesting acceleration of then-outstanding time-based equity awards, each as described in the table below.

	Salary (# of Mos.)	Bonus (%)	COBRA (# of Mos.)	Equity Acceleration* (%)*
Blake Grayson, Chief Financial Officer	12	100%	12	100%
Robert Chatwani, President & General Manager, Growth	12	100%	12	100%
James Shaughnessy, Chief Legal Officer	12	100%	12	100%
*The Covered Officer’s then-outstanding PSUs shall vest to the extent provided in the agreement(s) governing such award(s).

The foregoing description of the Restated Executive Severance Agreements is not complete and is qualified in its entirety by reference to the full text of the form of Restated Executive Severance Agreement, which is filed as Exhibit 10.1 hereto.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Form of Amended and Restated Executive Severance and Change in Control Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 17, 2025

DOCUSIGN, INC.

By:	/s/ James P. Shaughnessy
James P. Shaughnessy
Chief Legal Officer